UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Amendment to Form 8-K filed November 16, 2022 provides additional color on the date FOMO WORLDWIDE, INC. concluded that investors should not rely on our financial results reported for the six months ended June 30, 2022. We came to this conclusion on November 14, 2022 after a thorough review of our financial records and book entry systems performed by our financial staff. We intend to narrow the identified range of potential adjustments to our financials and refile our Form 10-Q for the three months ended March 31, 2022 and refile our Form 10-Q for the three months ended June 30, 2022 upon completion of the private company audit of SMARTSolution Technologies L.P. and SMARTSolution Technologies Inc., both acquired on February 28, 2022 (together “SST”). The audit is currently underway.

FOMO WORLDWIDE, INC. is referred to herein as “FOMO”, the “Company”, “we”, or “us”.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

FOMO’s Board of Directors has concluded that previously issued financial statements, covering the three months ended March 31, 2022 and the three months ended June 30, 2022, for which we are required to provide financial statements under Regulation S-X (17 CFR 210), should no longer be relied upon because of errors in such financial statements as addressed in FASB ASC Topic 250, Accounting Changes and Error Corrections.

We recently promoted an existing member of staff to the position of Senior Vice President of Finance. During the course of due diligence, it became apparent that there were accounting errors during 1Q22 and 2Q22 generally attributable to our revenue recognition policies. In particular, our percentage of completion calculations as well as work in progress (“WIP”) billings for our wholly owned subsidiary, SMARTSolution Technologies, LP. were incorrect.

We estimate that the impact to our 1Q22 revenues will be a decline of $550,000 - $650,000, that the impact to our 2Q22 revenues will be an increase of $350,000 - $400,000, and that the impact of timing issues will be further corrected in 3Q22 - 4Q22. Upon a review of our purchase orders, invoices, accounts receivable and bank records, our credit facilities and liquidity remain intact, adequately funding backlog of more than $2,000,000 and a sales funnel of an additional several hundred thousand dollars in unsigned projects.

We were not notified of these discrepancies by our previous public company auditors. We have notified our current private company auditing firm who is actively reviewing the books and records of SST. We have also notified our former public company auditors. We continue to work with our private company auditors to implement improved financial policies and controls for SST going forward.

Item 9.01. Exhibits

Exhibit No.	Description
10.1	FOMO Worldwide, Inc. Press Release: Name Change and Update – November 16, 2022*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Incorporated by reference to Form 8-K filed November 16, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: November 18, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer